EXHIBIT 10.26

              EMPLOYMENT AGREEMENT WITH RAY RISNER

                       EMPLOYMENT AGREEMENT

     THIS AGREEMENT (the "Agreement") is made as of the 8th day of May, 1996 between SOUTHERN ELECTRONICS DISTRIBUTORS, INC., a Delaware corporation (the "Subsidiary") and wholly-owned subsidiary of SOUTHERN ELECTRONICS CORPORATION, a Delaware corporation ("SEC") and Ray D. Risner, an individual resident of the State of Georgia (the "Employee").

                       W I T N E S S E T H:

     WHEREAS, SEC, through the Subsidiary, is engaged in and throughout the Area in the Business; and

     WHEREAS, the Employee has served as the President and Chief
Operating Officer of the Subsidiary; and

     WHEREAS, in the course of his employment, the Employee has gained and will continue to gain knowledge of the business, affairs, finances, management, marketing programs and philosophy, customers and methods of operation of the Subsidiary; and

     WHEREAS, the Subsidiary would suffer irreparable harm if the Employee were to use such knowledge in competition with the Subsidiary or SEC; and
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     WHEREAS, the Subsidiary desires to continue the employment of the Employee and the Employee desires to accept such continued employment on the terms and conditions hereinafter set forth; and

     WHEREAS, the Subsidiary recognizes the important contributions made by the Employee to the Subsidiary in the past and to assure that the Subsidiary will continue to have the Employee's services available to it, also desires to provide the Employee with monetary benefits upon certain contingencies in addition to the Employee's annual compensation payable hereunder;

     NOW, THEREFORE, in consideration of the foregoing, the continued employment of the Employee, and the mutual covenants and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     1.   Definitions.

          (a) "Affiliate" or "Affiliated" means any person, firm, corporation, partnership, association or entity, either directly or indirectly, that controls, is controlled by, or is under common control with a specified person, firm, corporation, partnership, association or entity.

          (b) "Associate" means (1) any corporation, partnership or other entity of which a specified person is an officer or partner, or is, directly or indirectly, the beneficial owner of ten percent (10%) or more of any class of equity securities thereof, (2) any trust or estate in which the specified person has a substantial beneficial interest or as to which the specified person serves as trustee or in a similar fiduciary capacity, (3) any relative or spouse of such specified person, or any relative of such spouse, who has the same home as such specified person, and (4) any person who is a trustee, officer or partner of such specified person or of any corporation, partnership or other entity that is an Affiliate of such specified person.

          (c) "Applicable Period" means one (1) year following the last day on which Employee provides his services to the Subsidiary following the giving of any notice of termination or resignation of Employee's employment.

          (d) "Area" means the states of Alabama, Florida, Georgia, Kentucky, Louisiana, Mississippi, North Carolina, South Carolina and Tennessee, the collective geographic area where a substantial portion of the Business has been and will be conducted. This definition of Area shall be amended in writing promptly after the Subsidiary determines that the Business is conducted in any area not encompassed within the definition of Area, as may be amended, to include such additional area.

          (e) "Atlanta, Georgia Metropolitan Area" means the counties of Clayton, Cobb, DeKalb, Fulton and Gwinnett, Georgia.

          (f) "Beneficial Owner" shall be defined by reference to Rule 13d-3 under the Exchange Act as such Rule is in effect on the date hereof; provided, however, that any individual, corporation, partnership, Group, association or other person or entity which, directly or indirectly, owns or has the right to acquire any of SEC's or the Subsidiary's outstanding securities entitled to vote generally in the election of directors at any time in the future, whether such right is contingent, absolute, direct or indirect, pursuant to any agreement, arrangement or understanding or upon exercise of conversion rights, warrants or options or otherwise, shall be deemed the Beneficial Owner of such securities.

          (g) "Business" means the wholesale distribution business of the Subsidiary, including, without limitation, the business of selling computer products and peripherals and cellular telephone products wholesale to retailers and other distributors, or any successor business of the Subsidiary.

          (h) "Cause means conduct of the Employee amounting to fraud, dishonesty, gross or willful neglect of duties, a conviction of any federal, state or local laws involving a felony, or crime involving fraud or moral turpitude (other than pursuant to actions taken at the direction or with the approval of the President or Board of Directors of the Subsidiary), or engaging in activities prohibited by Sections 5, 6, 7, 8, 9 and 10 hereof.

          (i) "Change of Control" shall be deemed to have occurred if and when (1) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates (other than a trustee or other fiduciary holding securities under an employee benefit plan of SEC) hereafter becomes the Beneficial Owner of securities of SEC representing thirty percent (30%) or more of the combined voting power of SEC's then outstanding securities entitled to vote generally in the election of directors; (2) the Continuing Directors of SEC shall at any time fail to constitute a majority of the members of the Board of Directors of SEC; (3) all or substantially all of the assets of SEC are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly Approved by the Continuing Directors of SEC; (4) any individual, corporation, partnership, Group, association or other person or entity, together with his, its or their Affiliates or Associates, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Subsidiary, becomes the Beneficial Owner of securities of the Subsidiary representing thirty percent (30%) or more of the combined voting power of the Subsidiary's then outstanding securities entitled to vote generally in the election of directors; or (5) all or substantially all of the assets of the Subsidiary are sold, conveyed, transferred or otherwise disposed of, whether through one event or a series of related events, without being Duly Approved by the Continuing Directors of the Subsidiary.

          (j) "Code" means the Internal Revenue Code of 1986, as amended.

          (k) "Competing Business" means any business or enterprise which is engaged in a business that is the same or essentially the same as the Business.

          (l) "Continuing Director" means a director who either was a member of the Board of Directors of either SEC or the Subsidiary, as the case may be, on the date hereof, or who becomes a member of the Board of Directors of either SEC or the Subsidiary, as the case may be, subsequent to such date and whose election or nomination for election by the Board of Directors of that company was Duly Approved by the Continuing Directors of that company at the time of such election or nomination, either by a specific vote or by approval of the proxy statement issued by that company on behalf of the Board of Directors of that company in which such person is named as a nominee for director.

          (m) "Disability" or "Disabled" means the inability of the Employee to perform substantially and continuously those duties of his employment hereunder for a period in excess of 120 consecutive days (vacation days excepted) out of any consecutive twelve (12) month period because of physical or emotional incapacity or illness. The determination of Disability shall be made by unanimous vote of the Board of Directors of the subsidiary and SEC.

          (n) "Duly Approved by the Continuing Directors" means an action approved by the vote of at least a majority of the Continuing Directors then on the Board of Directors of either SEC or the Subsidiary, as the case may be; provided, however, if the votes of such Continuing Directors in favor of such action would be insufficient to constitute an act of the entire Board of Directors of that company as if a vote by all of its members had been taken, or it the number of persons constituting the Continuing Directors of that company shall be equal to or less than three, then the term Duly Approved by the Continuing Directors shall mean an action approved by the unanimous vote of the Continuing Directors then on the Board of Directors of that company.

          (o) "Exchange Act" means the Securities Exchange Act of 1934, as amended.

          (p) "Group" means persons who act in concert as described in Section 13(d)(3) of the Exchange Act as in effect on the date hereof.

          (q) "Proprietary Information" means information related to the Subsidiary or SEC that (a) derives economic value, actual or potential, from not being generally known to other persons who can obtain economic value from its disclosure or use; and (b) is the subject of efforts by the Subsidiary or SEC that are reasonable under the circumstances to maintain its secrecy, including without limitation (i) with respect to information which has been reduced to tangible form, marking such information clearlY and conspicuously with a legend identifying its confidential or proprietary nature; (ii) with respect to any oral presentation or communication, denominating such information as confidential immediately before, during or after such oral presentation or communication; or (iii) otherwise treating such information as confidential. Assuming these two criteria are met, Proprietary Information includes, without limitation, technical and nontechnical data related to the formulas, patterns, designs, compilations, programs, Inventions, methods, techniques, drawings, processes, finances, actual or potential customers and suppliers, research, development, existing and future products, and employees of the Subsidiary and SEC. Proprietary Information includes (x) information that has been disclosed to the Subsidiary or SEC by a third party, which the Subsidiary or SEC is obligated to treat as confidential, and (y) information which is proprietary to an Affiliate of the Subsidiary or SEC.

     2.   Terms and Conditions of Employment.

          (a) The Subsidiary employs the Employee as President and Chief Operating Officer (or such other and comparable titles and positions as shall be given the Employee by the Subsidiary's Board of Directors), and the Employee accepts such employment with the Subsidiary in that capacity, subject to the terms and conditions hereof. As such officer, Employee shall faithfully perform for the Subsidiary the duties of said office and shall perform such other duties of an executive, managerial or administrative nature as are from time to time assigned or delegated to the Employee by the President or Board of Directors of the Subsidiary.

          (b) Throughout his employment hereunder, the Employee shall devote substantially all of his time, energy and skill to perform the duties of his employment (vacations as provided hereunder and reasonable absences because of illness excepted), shall faithfully and industriously perform such duties, and shall use his best efforts to follow and implement all management policies and decisions of the Subsidiary. The Employee shall not become personally involved in the management of any other company, partnership, proprietorship or other entity, other than any Affiliate of the Subsidiary, without the consent of the Board of Directors of the Subsidiary; provided, however, that so long as it does not interfere with the Employee's employment hereunder, the Employee may serve as a director in a company that does not compete with the Business of the Subsidiary or any Affiliate, and serve as an officer, director or otherwise participate in educational, welfare, social, religious or civic organizations. The executive offices of the Subsidiary shall, during the term of this Agreement, be located in the Atlanta, Georgia Metropolitan Area and in any event no farther than 35 miles from the present location of the executive offices. The Employee shall not be required to relocate from the Atlanta, Georgia Metropolitan Area in connection with the performance of his duties hereunder.

     3.   Compensation.

          (a) For his services hereunder, the Subsidiary shall pay to the Employee an annual salary of ONE-HUNDRED TWENTY-ONE THOUSAND FIVE HUNDRED FORTY-NINE AND 92/100 DOLLARS ($121,549.92). Such salary shall be paid in accordance with the normal payroll payment practices of the Subsidiary and shall be subject to such deductions and withholdings as are required by law or by policies of the Subsidiary, from time to time in effect.

          (b)  [Subsection 3(b) omitted.]

          (c) In addition to the annual salary payable to the Employee hereunder, the Employee shall be permitted during the term of this Agreement to participate or to continue to participate in any bonus programs designed for the Employee and any present or future group life, health and hospitalization or disability insurance plans, pension or retirement plans or similar benefits as are available to management employees of the Subsidiary, on the same terms as such other employees, in each case to the extent that the Employee is eligible under the terms of such plans or programs. The Employee shall also be entitled to receive a paid vacation of two (2) weeks per fiscal year. During the terms of this Agreement, (i) the Employee may purchase Disability insurance naming himself or any other person of Employee's choice as the beneficiary thereof and the Subsidiary shall reimburse the Employee for the premiums expended in procuring that insurance; provided, however, the terms of such insurance, including the premiums therefor, are acceptable to the subsidiary, which acceptance shall not unreasonably be withheld; and provided further, however, that the aggregate coverage provided by such Disability insurance shall not exceed fifty percent (50%) of Employee's annualized salary in effect immediately prior to the occurrence of such Disability for each year of such Disability; and (ii) the Subsidiary shall use all reasonable efforts to procure, at its expense, $200,000 aggregate face amount term life insurance coverage on the life of the Employee the proceeds of which shall be payable to a beneficiary named by the Employee, and the Employee shall cooperate in all reasonable respects with the Subsidiary in connection with the procurement of that term life insurance; provided, however, that the premiums for such insurance shall be commercially reasonable.

          (d) The Employee shall be reimbursed in accordance with the policies of the Subsidiary, as adopted and amended from time to time, for all reasonable and appropriate expenses incurred by him in connection with the performance of his duties of employment hereunder; provided, however, Employee shall as a condition of such reimbursement, submit verification of the nature and amount of such expenses in accordance with the reimbursement policies from time to time adopted by the Subsidiary.

          (e) The Employee shall not be entitled to receive any compensation in addition to that set forth in this Section 3 for any services provided by him in any capacity to SEC or the Subsidiary, including, without limitation, as an officer of SEC, unless agreed to in writing by the Board of Directors of the Subsidiary.

          (f) If a Change of Control occurs while the Employee is employed by the Subsidiary and if, within twelve (12) months after the date of a Change of Control, the Employee's employment is terminated involuntarily, or voluntarily by the Employee based on (i) material changes in the nature or scope of the Employee's duties or employment, (ii) a reduction in compensation of the Employee made without the Employer's consent, (iii) a relocation of the Subsidiary's executive offices other than in compliance with the provisions of Section 2(b) of this Agreement, or (iv) a good faith determination made by the Employee, upon consultation with the Board of Directors of the Subsidiary, that it is necessary or appropriate for the Employee to relocate from the Atlanta, Georgia Metropolitan Area to enable Employee to perform his duties hereunder, the Employee may, in his sole discretion, give written notice within thirty (30) days after the date of termination of employment to the Secretary of the Subsidiary that he is exercising his rights hereunder and requests payment of the amounts provided for under this subsection (f) (the "Notice of Exercise").

          If the employee gives a Notice of Exercise to receive the payments provided for hereunder, the Subsidiary shall pay to or for the benefit of the Employee, within thirty (30) days after the Subsidiary's receipt of the Notice of Exercise, a single cash payment for damages suffered by the Employee by reason of a Change in Control causing the Subsidiary's breach of this Agreement (the "Executive Payment") in an amount equal to the aggregate present value (as determined in accordance with Section 280G(d)(4) of the Code) of all annual salary, bonuses and other benefits owing to Employee for the period from Employee's date of termination hereunder through the remainder of the Initial Term of this Agreement, as may be extended; provided, however, in the event the period from the date of Employee's termination hereunder through the remainder of the Initial Term of this Agreement, as may be extended, is less than twelve (12) months, then the Employee shall receive an Executive Payment equal to the sum of the present value (as determined in accordance with Section 280G(d)(4) of the Code) of (i) the current annual salary and the value of all other benefits payable to the Employee annualized for a twelve (12) month period, and (ii) an amount equal to any bonus that would have been paid for such period of less than twelve (12) months in accordance with the terms of any such bonus arrangement between the Employee and the Subsidiary.

     The Executive Payment shall be in addition to and shall not be offset or reduced by (i) any other amounts that have been earned or accrued or that have otherwise become payable or will become payable to the Employee or his beneficiaries, but have not been paid by the Subsidiary at the time the Employee gives the

Notice of Exercise including, without limitation, salary, bonuses, severance pay, consulting fees, disability benefits, termination benefits, retirement benefits, life and health insurance benefits or any other compensation or benefit payment that is part of any previous, current or future contract, plan or agreement, written or oral, and (ii) any indemnification payments that may have accrued but not paid or that may thereafter become payable to the Employee pursuant to the provisions of SEC's and the Subsidiary's Certificates of Incorporation, Bylaws or similar policies, plans or agreements relating to indemnification of directors and officers of SEC and the Subsidiary under certain circumstances. Notwithstanding the foregoing, all amounts received by the Employee and constituting an Executive Payment shall be reduced by mitigation to the extent of the Employee's earned income within the meaning of Section 911(d)(2)(A) of the
Code) during the remainder of the period in which this Agreement would have been in effect had the Employee's employment hereunder not been terminated by reason of a Change in Control. Any earned income received by Employee during the remainder of the period in which this Agreement would have been in effect had the Employee's employment hereunder not been terminated by reason of a Change in Control shall promptly be forwarded to the Subsidiary to mitigate the amount of the Executive Payment so paid to the Employee until the earlier of (i) the Executive Payment is repaid in full, or
(ii) the expiration of the term of this Agreement had it so remained in effect.

     In the event the Employee dies during the term of this Agreement, the Employee's legal representative shall be entitled to receive the Executive Payment, provided that the Notice of Exercise has been or is given either by the Employee or his legal representative, as the case may be.

     4.   Term and Termination of this Agreement.

          (a) The term of this Agreement and of Employee's employment hereunder shall commence as of the effective date hereof and shall continue for a period from May 8, 1996 through June 30, 1997 (the "Initial Term") unless earlier terminated as provided in Section 4(b) of this Agreement. The Initial Term of this Agreement and of Employee's employment hereunder may be extended for additional one (1) year periods following the end of the Initial Term or any previously extended term upon mutual written agreement between the Employee and the Subsidiary.

          (b) This Agreement and Employee's employment hereunder may only be terminated (i) by mutual agreement of the Employee and the Subsidiary; (ii) by the Subsidiary immediately for Cause;
(iii) by the Subsidiary upon the Disability of the Employee; or
(iv) upon the death of Employee.

          (c) Upon the termination of this Agreement and Employee's employment hereunder as provided in Section 4(b) hereof, unless otherwise agreed to by the Employee and the Subsidiary pursuant to Section 4(b)(i), the Subsidiary shall have no further obligation to the Employee or, in the event of his death, to his estate or beneficiaries thereof, other than (i) for payment of salary, bonuses and other benefits earned or accrued pursuant to Section 3 hereof (including insurance benefits owing upon the Disability or death of the Employee) and unpaid at the effective date of such termination, and (ii) for any indemnification payment that may become payable to the Employee pursuant to the provisions of SEC's and the Subsidiary's Certificates of Incorporation, Bylaws or similar policies, plans or agreements relating to indemnification of directors and officers of SEC and the Subsidiary under certain circumstances ("Indemnification Payments"); provided, however, that nothing in this subsection (c) shall limit the Subsidiary's obligations under Section 3(f) of this Agreement for which notice has been properly given by the Employee or, in the event of his death, by his estate or beneficiaries thereof.

          (d) Subject to the provisions of Sections 3(f) and 4(e) hereof, a breach of this Agreement by the Subsidiary, including without limitation, the occurrence of any of the events described in clauses (i) through (iv) of Section 3(f) hereof, if not cured within thirty (30) days after the giving of notice thereof by Employee to the President of the Subsidiary, shall entitle Employee to terminate voluntarily Employee's employment under this Agreement and recover all damages for such breach by the Subsidiary as permitted hereunder and by law.

          (e) In the event this Agreement and Employee's employment hereunder should be terminated by the Subsidiary without Cause, the Employee, in his sole discretion, may elect
(1) to receive from the Subsidiary a lump sum payment equal to
(x) all salary, bonuses and other benefits earned or accrued pursuant to Section 3 hereof and unpaid at the effective date of such termination, and (y) the aggregate present value (as determined in accordance with Section 280G(d)(4) of the Code) of all annual salary, bonuses and other benefits owing to the Employee for the period from Employee's date of termination hereunder through the remainder of the Initial Term of this Agreement, as may be extended, and to receive any Indemnification Payments that may become payable to the Employee; or (2) to receive from the Subsidiary a lump sum payment equal to all salary, bonuses and other benefits earned or accrued pursuant to
Section 3 hereof and unpaid at the effective date of such termination, and to receive any Indemnification Payments that may become payable to the Employee. In the event the Employee elects to receive the benefit described in clause (1) of this subsection
(e) then the Employee shall remain subject to and bound by (xx) the covenants contained in Sections 5, 6 and 7 hereof for a period of one year following the Initial Term of this Agreement, as may be extended, and (yy) the covenants, representations and agreements contained in Sections 8, 9, 10, 11 and 12 hereof for so long as said covenants, representations and agreements shall survive. In the event the Employee elects to be bound by the provisions of clause (2) of this subsection (e), (xx) the Subsidiary shall concurrently release the Employee from and the Employee shall no longer be subject to and bound by, the covenants contained in Section 5 and 6 hereof, (yy) the Employee shall remain subject to and bound by the covenants contained in
Section 7 hereof for a period of one year following the effective date of such termination, and (zz) the Employee shall remain subject to and bound by the covenants, representations and agreements contained in Sections 8, 9, 10, 11 and 12 hereof for so long as said covenants, representations and agreements shall survive.

          (f) The covenants of the Employee contained in Sections 5, 6, 7, 8, 9, 10, 11 and 12 shall survive the termination of this Agreement and the Employee's employment under this Agreement and shall not be extinguished thereby. The covenants of the Subsidiary contained in this Agreement shall survive the termination of this Agreement and the Employee's employment hereunder and shall not be extinguished thereby.

     5.   Agreement Not to Compete.

     The Employee agrees that during his employment hereunder and for the Applicable Period following the termination of such employment or for such other period as may be described in
Section 4(e) hereof, as applicable, he will not, without the prior written consent of the Subsidiary, (i) within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others as an officer, trustee, consultant, or executive or managerial employee, engage in or be employed by any Competing Business in which the Employee is expected to perform duties and activities similar to those performed by the Employee for the Subsidiary prior to his termination of employment with the Subsidiary, or (ii) acquire beneficial ownership of any securities of any Competing Business conducting business within the Area; provided, however, the Employee may acquire beneficial ownership of securities of a Competing Business whose securities are traded on any national securities exchange or quoted by the National Association of Securities Dealers, Inc. automated quotation system if the Employee (A) is not a controlling person of, or a member of a group that controls, the Competing Business and (B) does not, directly or indirectly, own five percent (5%) or more of any class of securities of the Competing Business.

     6.   Agreement Not to Solicit Customers.

     She Employee agrees that during his employment hereunder and for the Applicable Period following the termination of such employment or for such other period as may be described in
Section 4(e) hereof, as applicable, he will not, without the prior written consent of the Subsidiary, within the Area, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or appropriate, or attempt to solicit, divert or appropriate, to any Competing Business as a customer any person or entity whose account with the Subsidiary was sold or serviced by or under the supervision of the Employee during the period of twelve (12) months or any portion thereof prior to the date of Employee's termination of employment with the Subsidiary.

     7.   Agreement Not to Solicit Employees.

          Employee agrees that during his employment hereunder and for the Applicable Period following the termination of such employment or for such other period as may be described in
Section 4(e) hereof, as applicable, he will not, either directly or indirectly, on his own behalf or in the service or on behalf of others, solicit, divert or hire away, or attempt to solicit, divert or hire away, to any Competing Business any person employed by SEC or the Subsidiary, whether or not such employee is a full-time employee or a temporary employee of SEC or the Subsidiary, whether or not such employment is pursuant to written agreement, and whether or not such employment is for a determined period or is at will.

     8.   Ownership and Protection of Proprietary Information.

          (a) All Proprietary Information and all physical embodiments thereof are confidential to and are and will remain the sole and exclusive property of the Subsidiary. The Employee must: (1) immediately disclose to the Subsidiary all Proprietary Information developed in whole or in part by the Employee during the term of his employment with the Subsidiary, (2) assign to the Subsidiary any right, title or interest the Employee may have in such Proprietary Information, and (3) at the request and expense of the Subsidiary, do all things and sign all documents or instruments reasonably necessary in the opinion of the Subsidiary to eliminate any ambiguity as to the ownership by and rights of the Subsidiary in such Proprietary Information including, without limitation, providing to the Subsidiary the Employee's full cooperation in any litigation or other proceeding to establish or protect such rights.

          (b) Except to the extent necessary to perform the services to be provided hereunder, the Employee will not reproduce, use, distribute, disclose or otherwise disseminate the

Proprietary Information or any physical embodiments thereof and will in no event take any action causing, or fail to take the action necessary in order to prevent, any Proprietary Information disclosed to or developed by the Employee to lose its character or cease to qualify as Proprietary Information. Each reproduction of any of the Proprietary Information must prominently contain a legend identifying its confidential or proprietary nature.

          (c) The Employee represents and warrants that any information disclosed by the Employee to the Subsidiary is not confidential or proprietary to the Employee or to any third
party.   Accordingly, no obligation of any kind is assumed by or
to be implied against the Subsidiary by virtue of any information received, in whatever form or whenever received, from the Employee relating to the subject matter hereof, and the Subsidiary will be free to reproduce, use and disclose to others such information without limitation.

          (d) Upon request by the Subsidiary, and in any event upon termination of the employment of the Employee with the Subsidiary for any reason, as a prior condition to receiving any final compensation, including bonuses, hereunder, the Employee will promptly deliver to the Subsidiary all property belonging to the Subsidiary, including, without limitation, all Proprietary

Information and all embodiments thereof then in his custody, control or possession.

          (e) The covenants of confidentiality set forth herein will apply on and after the date hereof to any Proprietary Information disclosed by the Subsidiary to or developed by the Employee prior to or after the date hereof and will continue and be maintained by the Employee (1) with respect to the Proprietary Information consisting of technical or scientific information, at any and all times following the termination of Employee's employment hereunder for any reason whatsoever, and (2) with respect to all other Proprietary Information, for the Applicable Period following such termination of employment, unless a longer period of protection is provided by law.

     9.   Inventions and Patents.

          (a)  The Employee agrees that all processes,
technologies and inventions (collectively, the "Inventions"), including new contributions, improvements, ideas and discoveries, whether patentable, copyrightable, registrable or not, conceived, developed, invented or made by him during his employment by the Subsidiary shall belong to the Subsidiary; provided that such Inventions grew out of the Employee's work with the Subsidiary or in conjunction with any employees thereof, are related in any manner, commercial or experimental, to the Business, or are conceived or made on the Subsidiary's time or with the use of the Subsidiary's facilities or materials. The Employee shall further: (i) promptly disclose such Inventions to the Subsidiary;
(ii) assign to the Subsidiary, without additional compensation, all patent, copyright, trademark or other rights to such Inventions; (iii) execute all documents necessary or desirable to carry out the foregoing; (iv) assist the Subsidiary in obtaining and enforcing any patents, copyright, trademarks or other rights relating to the Inventions; and (v) take such other action as the Subsidiary shall reasonably request.

          (b) If any Invention is described in a patent, copyright or trademark application or is disclosed to third parties, directly or indirectly, by the Employee within the Applicable Period following termination of Employee's employment, it is to be presumed that the Invention was conceived, developed, invented or made during the term of the Employee's employment hereunder.

          (c) The Employee agrees that he will not assert any rights to any Invention as having been conceived, developed, invented, made or acquired by him prior to the date of this Agreement, except for Inventions, if any, disclosed to the Subsidiary in writing prior to the date hereof.

     10.  Intellectual Property.

     The Subsidiary shall be the sole owner of all the products and proceeds of the Employee's services hereunder, including, but not limited to, all materials, ideas, concepts, formats, suggestions, developments, arrangements, packages, programs and other intellectual properties that the Employee may acquire, obtain, develop or create in connection with, and during the term of, the Employee's employment hereunder, free and clear of any claims by the Employee or anyone claiming under the Employee of any kind or character whatsoever, other than the Employee's right to receive payments hereunder. The Employee shall, at the reasonable request of the Subsidiary, execute such assignments, certificates or other instrument as the Subsidiary from time to time shall deem necessary or desirable to evidence, establish, maintain, perfect, protect, enforce or defend its right, title or interest in or to any such properties.

     11.  Rights and Remedies upon Breach.

          (a) Employee agrees that the covenants, representa-tions and agreements contained in Sections 5, 6, 7, 8, 9 and 10 of this Agreement are of the essence of this Agreement; that each of such covenants, representations and agreements is reasonable and necessary to protect and preserve the interest, properties and Business of the Subsidiary; that the Subsidiary is engaged in and throughout the Area in the Business; that irreparable loss and damage will be suffered by the Subsidiary should Employee breach any of such covenants, representations and agreements; that each of such covenants, representations and agreements is separate, distinct and severable not only from the other of such covenants, representations and agreements but also from the other provisions of this Agreement; and that the unenforceability of any covenant, representation or agreement shall not affect the validity or enforceability of any other covenant, representation or agreement or any other provision of this Agreement.

          (b) It the Employee breaches, or threatens to commit a breach of, any of the covenants, representations or agreements contained in Sections 5, 6, 7, 8, 9 or 10 of this Agreement, the Subsidiary shall have the following rights and remedies, each of which rights and remedies shall be independent of the other and severally enforceable, and all of which shall be in addition to, and not in lieu of, any other rights and remedies available to the Subsidiary under law or in equity:

               (1) the right and remedy to have the covenants, representations or agreements specifically enforced by any court having equity jurisdiction, including, without limitation, the right to an entry against the Employee of restraining orders and injunctions (preliminary, mandatory, temporary and permanent) against violations, threatened or actual, and whether or not then continuing, of such covenants, representations or agreements, it being acknowledged and agreed that any such breach or threatened breach will cause irreparable injury to the Subsidiary and that money damages will not provide an adequate remedy to the Subsidiary; and

               (2) the right and remedy to require the Employee to account for and pay over to the Subsidiary all compensation, profits, monies, accruals, increments or other benefits derived or received by him primarily as a result of any transactions constituting breach of the covenants, representations or agreements, and the Employee shall account for and pay over such compensation, profits, monies, accruals, increments or other benefits to the Subsidiary.

          (c) In the event that the Employee shall breach any of the covenants, representations or agreements contained in Sections 5, 6, 7, 8, 9 or 10 hereof, the running of the period of the restrictions set forth in any such Section shall be tolled during the continuation of any such breach by the Employee, and the running of the period of such restrictions shall commence only upon compliance by the Employee with the terms of the applicable Section.

          (d) In the event the Subsidiary should seek an injunction under this Section 11, Employee hereby waives any requirement that the Subsidiary submit proof of the economic value of any Proprietary Information or that the Subsidiary post a bond or any other security. In the event of any litigation between the parties hereto arising out of or relating to this
Section 11, the prevailing party therein shall be allowed all reasonable attorneys' fees expended or incurred in such litigation to be recovered as part of the costs therein.

     12.  No Set-Off by Employee.

     The existence of any claim, demand, action or cause of action by the Employee against SEC or the Subsidiary, whether predicated upon this Agreement or otherwise, shall not constitute a defense to the enforcement by the Subsidiary of any of its rights hereunder.

     13.  Employee's Expenses.

          All costs and expenses, including reasonable legal, accounting and other advisory fees, incurred by the Employee to
(a) contest any determinations made by the Subsidiary concerning the amounts payable by the Subsidiary to the Employee under this Agreement, or (b) prepare responses to an Internal Revenue Service audit of, and otherwise defend, his personal income tax return for any year that is the subject of any such audit or an adverse determination, administrative proceeding or civil litigation arising therefrom that is occasioned by, or related to, an audit by the Internal Revenue Service of SEC's consolidated income tax returns are, upon written demand by the Employee explaining the basis for the request for such reimbursement or advancement, to be promptly advanced or reimbursed to the Employee or paid directly, on a current basis, by the Subsidiary or its successors.

          Except aa otherwise provided in Section 11(d) of this Agreement, if at any time during the term of this Agreement or afterwards there should arise any litigation, hearing or arbitration as to the interpretation or application of any term or condition of this Agreement, the Subsidiary agrees, upon written demand by the Employee (and the Employee shall be entitled upon application to any court of competent jurisdiction, to the entry of a mandatory injunction, without the necessity of posting any bond with respect thereto, compelling the Subsidiary) promptly to provide sums sufficient to pay on a current basis, either directly or by reimbursing the Employee, the Employee's costs and reasonable attorneys' fees, including, without limitation, expenses of investigation and disbursements for the fees and expenses of experts, incurred by the Employee in connection with any such litigation, hearing or arbitration regardless of whether the Employee is the prevailing party in such litigation, hearing or arbitration; provided, however, if a court of competent Jurisdiction finally determines with respect to this obligation, upon application by the Subsidiary made in good faith, that the Employee initiated such litigation frivolously, then the Subsidiary shall not be obligated to pay or reimburse the Employee for such costs and reasonable attorneys' fees incurred by the Employee in connection with such litigation, hearing or arbitration, and Employee shall be obligated to pay or reimburse the Subsidiary for its costs and reasonable attorneys' fees, including, without limitation, expenses of investigation and disbursements for the fees and expenses of experts (other than Affiliates), incurred by the Subsidiary in connection with any such litigation, hearing or arbitration. Except as provided in the immediately preceding sentence, under no circumstances shall the Employee be obligated to pay or reimburse SEC or the Subsidiary for any attorneys' fees, costs or expenses incurred by SEC or the Subsidiary.

     14.  Notices.

          All notices, requests, demands and other communications permitted or required hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or by courier or if mailed, by United States certified or registered mail, postage prepaid, to the party to which the same is directed at the following addresses, or at such other addresses as shall be given in writing by the parties to one another:

If to SEC or
the Subsidiary:          Southern Electronics Corporation
                         Southern Electronics Distributors, Inc.
                         4916 North Royal Atlanta Drive
                         Tucker, Georgia 30084
                         Attention:  President

With a copy to:          Powell, Goldstein, Frazer & Murphy
                         191 Peachtree Street, N.E.
                         Atlanta, Georgia 30303
                         Attention:  G. William Speer, Esq.

If to the Employee:      Ray D. Risner
                         c/o Southern Electronics Distributors,
                         Inc.
                         4916 N. Royal Atlanta Drive
                         Tucker, Georgia 30085


Notices delivered other than by mail shall be effective on the date of delivery. Notices delivered by mail as aforesaid shall be effective upon the earlier of receipt or the third calendar day subsequent to the postmark date thereof.

     15.  Miscellaneous Provisions.

          (a) Severability. In case any one or more of the provisions of this Agreement shall, for any reason, be held or found by final judgment of a court of competent jurisdiction to be invalid, illegal or unenforceable in any respect, (1) such invalidity, illegality or unenforceability shall not affect any other provisions of this Agreement, (2) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein, and (3) if the effect of a holding or finding that any such provision is either invalid, illegal or unenforceable is to modify to the Employee's detriment, reduce or eliminate any compensation, reimbursement, payment, allowance or other benefit to the Employee intended by the Subsidiary and the Employee in entering into this Agreement, the Subsidiary shall promptly negotiate in good faith and enter into an agreement with the Employee containing alternative provisions reasonably acceptable to the Employee that will restore to the Employee, to the extent legally permissible, substantially the same economic, substantive and tax benefits the Employee would have enjoyed had any such provision of this Agreement been upheld as legal, valid and enforceable. Failure to insist upon strict compliance with any provision of this Agreement shall not be deemed a waiver of such provision or of any other provision of this Agreement. Notwithstanding anything to the contrary contained herein, Employee, the Subsidiary and SEC each covenant and agree that he or it, as appropriate, shall not challenge in any manner, before any person, panel, proceeding, hearing, court or other entity, the validity or enforceability of this Agreement, and that the covenant and agreement set forth in this sentence shall survive the expiration or termination of this Agreement.

          (b) Entire Agreement. The Employee acknowledges receipt of copy of this Agreement, together with any attachments hereto, which has been executed in duplicate and agrees that, with respect to the subject matter hereof, this Agreement is the entire agreement with the Subsidiary. Any other oral or written representations, understandings or agreements with the Subsidiary and its directors, officers or representatives covering the same subject matter that are in conflict with this Agreement are hereby merged into and superseded by the provisions of this Agreement.

          (c) No Set-Off. The Subsidiary shall have no right of set-off or counterclaim in respect of any debt or other obligation of the Employee to SEC or the Subsidiary against payment or other obligation of the Subsidiary or SEC to the Employee provided for in this Agreement.

          (d) Modification and Waiver. No provision of this Agreement may be amended, modified or waived unless such amendment, modification or waiver shall be agreed to in writing and signed by the Employee and by a person duly authorized by the Board of Directors of the Subsidiary.

          (e) No Assignment of Compensation. Except as otherwise provided in this Agreement, no right to or interest in any compensation or reimbursement payable hereunder shall be assignable or divisible by the Employee; provided, however, that this provision shall not preclude the Employee from designating one or more beneficiaries to receive any amount that may be payable after his death and shall not preclude his executor or administrator from assigning any right hereunder to the person or persons entitled thereto.

          (f) No Attachment. Except as required by law, no right to receive payments under this Agreement shall be subject to anticipation, commutation, alienation, sale, assignment, encumbrance, charge, pledge or hypothecation, or to execution, attachment, levy or similar process or assignment by operation of law, and any attempt, voluntary or involuntary, to affect any such action shall be null, void and of no force and effect.

          (g)  Headings.  The headings of Sections and
subsections hereof are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

          (h) Governing Law. This Agreement has been executed and delivered in the State of Georgia and shall be construed in accordance with and governed for all purposes by the laws of the State of Georgia.

          (i) No Assignment of Agreement. This Agreement may not be assigned, partitioned, subdivided, pledged, or hypothecated in whole or in part without the express prior written consent of the Employee and the Subsidiary. This Agreement shall not be terminated either by the voluntary or involuntary dissolution or the winding up of the affairs of SEC or the Subsidiary, or by any merger or consolidation involving SEC wherein SEC is not the surviving entity, or involving the Subsidiary wherein the Subsidiary is not the surviving entity, or by any transfer of all or substantially all of the assets on a consolidated basis of SEC or the assets of the Subsidiary. In the event of any such merger, consolidation or transfer of assets, the provisions of this Agreement shall be binding upon the surviving entity or to the entity to which such assets shall be transferred.

          (j) Interest on Amounts Payable. If any amounts that are required or determined to be paid or payable or reimbursed or reimbursable to the Employee under this Agreement (or after a Change of Control, under any other plan, agreement, policy or arrangement with SEC or the Subsidiary) are not paid promptly at the times provided herein or therein, such amounts shall accrue interest at an annual percentage rate equal to the "prime rate" as then published in The Wall Street Journal plus two percent (2%) from the date such amounts were required or determined to have been paid or payable or reimbursed or reimbursable to the Employee until such amounts and any interest accrued thereon are finally and fully paid; provided, however, that in no event shall the amount of interest contracted for, charged or received hereunder exceed the maximum non-usurious amount of interest allowed by applicable law.

          (k) Federal Income Tax Withholding. The Subsidiary may withhold from any benefits payable under this Agreement all federal, state, city or other taxes, other than excise taxes, as shall be required pursuant to any law or governmental regulation or ruling.

     IN WITNESS WHEREOF, the parties have duly executed and delivered this Employment Agreement as of the day and year first indicated above.

                              SOUTHERN ELECTRONICS
                              DISTRIBUTORS, INC.



                              By:________________________________
                                   Name:_________________________
                                   Title:________________________

                              _____________________________(SEAL)
                              (Employee's Signature)


     The undersigned acknowledges and agrees to be bound by and subject to the provisions of Section 14 and Sections 15(a) and
(j) of this Agreement as if the undersigned were a party to this Agreement.

     Dated as of May 8, 1996.


                              SOUTHERN ELECTRONICS CORPORATION



                              By:_______________________________
                                   Name:_________________________
                                   Title:_______________________